Exhibit 10.19
                                  -------------

                         SOFTWARE REMARKETING AGREEMENT
                                     between
                          Synthonics Technologies, Inc.
                                       and
                     Evans & Sutherland Computer CORPORATION


This Agreement is effective January 22, 1999 ("Effective Date") between Evans & Sutherland Computer Corporation, a Utah corporation, including its majority-owned subsidiaries, with its principal place of business at 600 Komas Drive, Salt Lake City, Utah 84108 ("E&S") and Synthonics Technologies, Inc. a Utah corporation, with its principal place of business at 31324 Via Colinas #106, Westlake Village, CA 91362 ("Company").

                                     RECITAL

Company  has  developed  technology  and  software  programs  for the purpose of rapidly constructing photo-textured 3D models from digital images. This Agreement allows for Company's software programs to be integrated or bundled with E&S software and/or hardware products and marketed and sold worldwide through E&S sales distribution channels. E&S will market these products to potential customers and pay certain compensation to Company for sublicenses granted under the terms and conditions of this Agreement. E&S will not market and sell stand-alone versions of Company's software programs.

                                    AGREEMENT

The parties agree as follows:

1.   DEFINITIONS. The following definitions shall apply to this Agreement:

     (a) "Software Programs" means the object code form of Company software products which are listed in Exhibit A, including user documentation and translators, libraries and user interfaces which allow Software Programs to be integrated and/or compatible with E&S software and/or hardware products. The term "Software Programs" also includes all releases, revisions, enhancements and updates to Software Programs during the term of this Agreement.

     (b) "Customer" means an end-user who has been offered or acquires Software Programs under the terms of an E&S license agreement.

     (c) "Support Customer" means a Customer who purchases E&S support service for E&S software and/or hardware products, which include integrated or bundled Software Programs, under the terms of an E&S support agreement.

2. TERM OF AGREEMENT. This Agreement takes effect on the Effective Date and expires 2 years after that date ("Initial Term"). This Agreement will then be automatically renewed for 3 years. After the Initial Term, the Agreement may be terminated by either party giving 12 months prior written notification.

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3.   Confidentiality.  To assist in their  performance  under this Agreement the parties may exchange certain information which the disclosing party deems confidential. All confidential information disclosed under this Agreement
     will  be  disclosed  and  treated  in  accordance  with  the   Confidential
     Information Exchange Agreement (CIEA) attached as Exhibit B. The CIEA shall remain in force during the term of this Agreement and for a period of five years following expiration or termination of this Agreement.

4. SOFTWARE PROGRAM DEVELOPMENT. The parties shall perform their respective responsibilities to develop, deliver and maintain Software Programs when and as described in Exhibits C and G.

5.   GRANT OF LICENSES.

     5.1 Software Programs. Company grants E&S a nontransferable, worldwide, irrevocable license to use, reproduce and sublicense Software Programs and to integrate or bundle Software Programs with E&S products, for the following purposes:

          (a) to sublicense Software Programs which have been integrated or bundled into E&S products to Customers pursuant to the terms of this Agreement;

          (b)  for  use  by  E&S,  including  its  employees,   consultants  and
               contractors, for the following purposes:

               (i)  E&S internal use;

               (ii) quality assurance tests,  demonstrations  and benchmarks for potential sales; and (iii) providing support to Customers;

          (c) to temporarily sublicense Software Programs to prospective Customers, for evaluation purposes under E&S standard loan processes, which may include the use of a shrink-wrap license; and

          (d)  to sublicense Software Programs to colleges and universities.

     5.2  Exclusivity.   The  licenses   granted  in  Subsection  5.1  shall  be
          nonexclusive, except for the Exclusivity Provisions specified in Exhibit F.

     5.3 License Survival. The licenses granted in Subsection 5.1 shall survive and continue through any bankruptcy proceeding involving Company, subject to E&S obligations pursuant to Section 8. Termination or expiration of this Agreement shall have no effect on the licenses then existing between E&S and its sublicensees.

          Company and E&S agree that in the event a proceeding is commenced by or against Company under the United States Bankruptcy Code (the "Code"), Section 365(n) of the Code will be applicable to this Agreement and that, for purposes of applying Section 365(n), this Agreement is an "executory contract," all rights and licenses granted

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          to E&S under or pursuant to this Agreement are, and shall otherwise be deemed to be, licenses to rights of "intellectual property," Company is a "licensor of a right to intellectual property," as those terms are defined and used in the Code, and that the "Escrow Agreement" attached as Exhibit E and executed by Company in connection herewith constitutes "agreements supplementary" to this Agreement and E&S' license of Software Programs, as that term is used in the Code. If Company is under any proceeding under the United States Bankruptcy Code (the "Code") and the trustee in bankruptcy of Company, or Company, as a debtor in possession, rightfully elects to reject this Agreement or the Escrow Agreement, E&S may, pursuant to 11 U.S.C.
          Sections 365(n)(1) and (2), retain any and all of E&S' rights hereunder and thereunder, to the maximum extent permitted by law, subject to the payments specified herein and the conditions specified therein.

     5.4 Use of Trademarks, Tradenames. E&S shall have the right to use Company's name and trademarks in connection with the distribution of Software Programs. E&S may, at its option, use or apply its own name and trademarks in connection with the products covered by this Agreement. E&S will prominently display Company's name in Software Programs which are integrated or bundled into E&S products.

     5.5 E&S Software. E&S grants Company a non-exclusive, nontransferable royalty-free license to use E&S software provided to Company pursuant to the terms and conditions of Exhibit D, exclusively for performing Company's responsibilities as described in the Agreement.

6. Title and Ownership. Title to all E&S software (including content) and hardware, all patents and copyrights, and all copies thereof, excluding Software Programs, and all specifications, designs, programs, utilities and trademarks provided by E&S under this Agreement shall remain with E&S. E&S shall also have title to all derivative software and hardware developed by E&S personnel or agents, whether or not this development occurs in collaboration with Company. Title to all Software Programs, all patents and copyrights, and all copies thereof, excluding any E&S software and hardware or derivative works, and all specifications, designs, programs, utilities and trademarks provided by Company under this Agreement shall remain with Company.

7. ESCROW OF SOURCE CODE. Concurrently with the execution of this Agreement, the parties shall execute the Escrow Agreement attached as Exhibit E. Prior to or concurrently with the delivery of any Software Programs under this Agreement, Company shall transfer to the escrow agent under the Escrow Agreement the source code and materials described in the Escrow Agreement. Materials placed into escrow will be released to E&S on the terms and conditions set forth in the Escrow Agreement.

8.   FEES AND PAYMENT.

     8.1 Royalty Fees. As described in Exhibit A, E&S shall pay fees to Company for Software Programs sublicensed to Customers and for support provided to Support Customers. Payments are payable quarterly,

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          beginning  with the  quarter in which the first  shipment  for revenue occurs, within 30 days following the end of each calendar quarter. E&S shall provide a statement showing the number of sublicenses of the Software Programs during the calendar quarter for which a fee is owed, and a calculation of the fees due. Company shall have the right to audit the accounting and sales books and records of E&S relevant to this Agreement to ensure compliance with the terms of this Agreement. Any such audit shall be conducted by a representative of a nationally recognized independent certified public accounting firm whose fee is paid by Company, other than on a contingent fee basis, and who signs a non-disclosure agreement reasonably acceptable to E&S. E&S shall be entitled to 30 days prior written notice to schedule an audit on a mutually convenient date and such audit shall not be held more than once per calendar year.

     8.2 Prepaid Royalty Fees. E&S will prepay royalties in the amount of $40,000, as provided below, upon the successful delivery by Company and the acceptance by E&S of Software Programs which meet E&S requirements. These prepaid royalties will be applied as a credit against royalty fee payments due to Company from E&S. No additional royalty fee payments will be made to Company by E&S until this credit has been eliminated. Fees will be paid as follows:

          - $20,000 upon delivery and acceptance of Software Programs meeting the Model Generation functionality outlined in the document "Software Specification - Existing Building Modeler" on or before 2/28/99; and

          - $20,000 upon delivery and acceptance of completed Software Programs which are fully tested and ready for Beta testing and which meet the Performance Goals outlined in the document "Software Specification - Existing Building Modeler" on or before 4/30/99.

9.   DISTRIBUTION AND MARKETING.

     9.1 Distribution. E&S shall have the right to distribute Software Programs worldwide through whatever sales distribution channels that E&S shall deem appropriate, including telesales and independent sales organizations and distributors. E&S makes no representations as to the level of marketing and sales effort it will provide or the number or volume of sales that will be made under this Agreement.

     9.2 Pricing and Discounts. Company guarantees that the pricing and discounts terms extended to E&S for Software Programs shall be at least as favorable as Company's best distribution pricing and discounts for all distribution channels used by Company, including direct channels within Company, and indirect channels such as representatives, distributors, joint marketing agents, and other OEM's (collectively "Distribution Channel"). If Company extends prices or discounts to any Distribution Channel more favorable than those extended to E&S, E&S shall receive corresponding prices and discounts. Such price decrease for E&S shall be effective as of the date on which it is granted for any other Distribution Channel. Company agrees to undergo at E&S request and expense an audit by an independent third party to assure compliance with this section.


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     9.3  Commissions.  E&S will be  responsible  for any  commissioning  of its sales representatives on the sales of Software Programs made to Customers.

     9.4 Competitors. Company shall not enter into any agreement to directly provide or market Software Programs to any other company for the purposes in the markets prohibited in Exhibit F during the Initial Term of this Agreement. The "Exclusivity Provisions" of Exhibit F will terminate immediately if the E&S Pixel Products Division begins to market and sell products in which Company's Software Programs have been replaced with alternative technology for rapidly constructing photo-textured 3D models of existing structures from digital images.

     9.5 Independent Development. Except as provided in this section, nothing in this Agreement shall prohibit either party from independently developing, marketing, distributing, and/or licensing similar products or engaging a third party to develop, market, distribute, and/or license such products or establishing a business relationship with any third party with products similar to those of the other party.

10.  REPRESENTATIONS AND WARRANTIES.

     10.1 Rights and Title. Company represents and warrants that it has title to Software Programs and the right to enter into and grant the licenses described in this Agreement. Company represents that it has sufficient facilities, resources and personnel to adequately perform its obligations under this Agreement and is not precluded by any existing agreement from entering into or performing under this Agreement.
          Company warrants that Company distribution agreements shall not preclude E&S in any way from distributing Software Programs worldwide to the markets identified in Exhibit F.

     10.2 Year 2000; Harmful Code. The Software Programs are Year 2000 Compliant. As used in the preceding sentence, "Year 2000 Compliant" means that the Software Programs will function accurately and without interruption before, during and after January 1, 2000, and will accurately process date and time data (including, but not limited to, calculating, comparing, sequencing, sorting and representing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, to the extent that other technology used in combination with the Software Programs properly exchanges date and time data with such programs. The Software Programs do not contain any virus or other code, including but not limited to codes, commands or instructions that may be used without authorization to access, alter, delete, damage or disable the Software Programs or technology used in combination with the Software Programs.

     10.3 Software  Program  Performance.  Company  represents and warrants that
          Software  Programs  shall  meet  at  a  minimum  the  performance  and

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          functional  specifications  set forth in all  applicable  data sheets,
          user  and  reference   documentation   and  in  all  Software  Program
          specifications, including the requirements agreed between Company and E&S as provided in Exhibit C. Company warrants to E&S that Software Programs will substantially conform with such specifications for a period of 90 days after installation at a Customer's site unless
          modified  or  misused.   Pursuant  to  Exhibit  G,  E&S  shall  report
          non-conforming Software Programs to Company to enable Company to address and correct the non-conformity. Where a non-conformity is identified by a Customer which significantly affects performance in
          accordance   with   such   published   specifications,   and   written
          notification is provided to E&S within the 90 day warranty period, Company will use its best efforts to provide, at no cost, appropriate resolution by telephone to correct or avoid such non-conformity. If a Customer returns a Software Program or withholds payment for the Software Program for any reason, E&S may withhold the sublicense fee payment until payment for the Software Program is received from the Customer or shall receive credit from Company if payment has already been made to Company.

11. SOFTWARE PROGRAM Support. Support for Software Programs shall be provided by the parties pursuant to this section.

     11.1 Technical Support. Company shall provide E&S with technical support and telephone support to enable E&S to provide support to Support Customers pursuant to the requirements in Exhibit G.

     11.2 Diagnostic Software. Company shall provide E&S with available diagnostic software, which is not otherwise commercially available, for installation, troubleshooting and support of Software Programs at no charge.

     11.3 Intentionally Omitted.

     11.4 Support  Following  Termination  or  Expiration.  Upon  termination or expiration of this Agreement for any reason or if a third party purchases or acquires an interest in Company, Company agrees that, for a period of two years, Company or its successor in interest shall continue to provide to E&S and Support Customers the same level of support as described in this section at the price effective pursuant to this Agreement on the date of expiration, termination or consummation of the Sale or Acquisition, whichever applies. Failure of Company or its successor in interest to provide such support services shall be subject to E&S' rights under Section 7 and Exhibit E. If E&S has obtained the source code and a fully paid license to Software Programs by exercising its rights under Section 7 and Exhibit E, E&S will assume total responsibility for support.

12.  TRAINING AND SALES SUPPORT.

     12.1 Training. Company will provide without charge training in the operation and support of Software Programs to E&S personnel as necessary to fulfil the terms and intent of this Agreement. E&S will supply all necessary demonstration equipment for the training. The E&S Liaison identified in Section 13 below will coordinate requests for training. Each party shall be responsible for its travel expenses

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          incurred in attending or providing  training,  provided  that training takes place at E&S headquarters in Salt Lake City. Company shall not be required to provide more than forty teacher hours per quarter of training.

     12.2 Pre/Post-sales Support. Company will provide without charge reasonable levels of pre-sales and post-sales support, including Customer visits, joint sales calls, demonstrations and benchmark support, for Software Programs to E&S and Customers during the term of this Agreement. E&S shall pay out-of-pocket travel expenses for such support.

     12.3 Product Bulletins. Company will provide without charge product improvement, technical, service and other product-related bulletins describing all improvements and anticipated changes in Software Programs and in service techniques and procedures. All written information shall be provided electronically in Microsoft Word format or shipped at no charge to the Liaison identified in Section 13.

     12.4 Sales Leads. Company sales staff will contact the appropriate E&S regional sales personnel with any sales leads they may identify that E&S could supply.

13.  LIAISONS AND REVIEW.

     13.1 Liaisons. Each party shall cooperate and provide such assistance to the other, including the execution of such additional documents, instruments, agreements and certificates and taking such other actions, as may be reasonably requested and necessary to fulfill the purposes described in this Agreement. Each party designates the following representative as its liaison to coordinate the performance of its responsibilities and exchange information. Either party may designate a replacement liaison by giving the other party notice pursuant to Section 17.2.

          Company:                                    E&S:
          F. Michael Budd                             Robert Ard
          31324 Via Colinas #106                      Pixel Products Division
          Westlake Village, CA  91362                 600 Komas Drive
                                                      Salt Lake City, UT  84108
          Phone: 818-707-6000                         Phone: 801-588-1489
          Fax:   818-707-6016                         Fax:     801-588-4551

     13.2 Quarterly Review Meetings. Unless otherwise agreed, the parties shall have quarterly meetings to review all aspects of this Agreement and the overall performance of the parties. Such quarterly meetings shall be held alternately at E&S' headquarters and at Company's headquarters.

14.  PATENT, COPYRIGHT AND TRADE SECRET INDEMNIFICATION.

     14.1 Non-infringement. Company warrants that Software Programs, including without limitation each component, and the use and licensing of

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          Software  Programs  will not  infringe  upon or  violate  any  patent, copyright or trade secret of any third party.

     14.2 Indemnification. Company will defend, at its expense, and will indemnify and hold harmless E&S against any loss, cost, expense or liability arising out of any claim by a third party against E&S or Customers asserting or involving a patent, copyright, trade secret or proprietary right violation involving any Software Programs acquired by or licensed to E&S under this Agreement, whether or not such Software Programs have been transferred or sublicensed to third parties, and whether or not such claim is successful, provided: (a) Company is notified by E&S in writing within a reasonable time after E&S' receipt of written notice of such claim, action or allegation of infringement; (b) Company is provided all material information reasonably available to E&S and reasonable assistance to settle or defend the action; and (c) Company is granted control of the defense or settlement of the action subject to E&S' reasonable approval.

     14.3 Infringement Claim. If an injunction or order is obtained against E&S' or Customers' use or sublicense of Software Programs or if Company determines that Software Programs are likely to become the subject of a claim of infringement or violation of a patent, copyright, trade secret or other proprietary right of a third party, Company will, at its option and expense: (a) procure for E&S the right to continue using and sublicensing Software Programs and for Customers the right to continue using Software Programs; or (b) replace or modify the same so that it becomes noninfringing provided such modification or replacement does not adversely affect the specifications for or the use or operation of Software Programs by E&S or Customers. If neither
          (a) nor (b) is reasonably available, Company shall accept the return of Software Programs and all other Company-supplied products with which the infringing product is integrated, refund the fees paid by E&S to Company as described in Exhibit A, and secure a release of E&S and Customers from any further liability.

     14.4 No Liability. Company shall have no liability under this section if the alleged infringement is based upon: (a) the combination of Software Programs with any product not furnished by Company to E&S to the extent such combination causes the infringement; (b) the modification of Software Programs other than by Company to the extent such modification causes the infringement; (c) compliance with E&S' specifications, designs or instructions; or (d) the use of other than a current, unaltered release of Software Programs if the current release has been made available to E&S, to the extent the prior release causes the infringement.

15.  INTENTIONALLY OMITTED.

16.  TERMINATION.

     16.1 Termination for Breach. Either party may terminate this Agreement without liability upon 30 days written notice to the other party if the other party is in material breach of its obligations under this

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          Agreement  and has failed to cure such breach prior to the  expiration of such 30-day period. Material breach of a party's obligations includes, but is not limited to, the failure of one party to pay the other party per the terms of this Agreement, and Company's failure to deliver conforming Software Programs in accordance with Exhibit C or the software specification document contemplated under Exhibit C.

     16.2 Notice of Breach, Cure. In the event of a breach of the obligations of a party under this Agreement, the nonbreaching party shall provide written notice to the breaching party setting forth, in sufficient detail, a description of the breach and the applicable cure period. If the breach is either party's breach of the confidentiality provisions, the notice of breach shall provide for a cure period of not less than five days. For all other types of breach, including without limitation, the failure to pay any amounts due in a timely manner, the notice of breach shall provide for a cure period of not less than 30 days.

     16.3 Termination after the Initial Term. After the Initial Term, the Agreement may be terminated by either party giving 12 months prior notification.

     16.4 Termination upon Sale or Acquisition of Company. If Company is sold or acquired by a company which E&S deems to be a competitor, E&S may elect to terminate this Agreement. E&S may also purchase a fully-paid, perpetual, irrevocable license to Software Products and their Source Code, as specified in Exhibit E.

17.  GENERAL PROVISIONS.

     17.1 Entire Agreement; Exhibits. This document and its Exhibits contain the entire agreement between the parties relating to the subject matter contained in this Agreement. All prior or contemporaneous agreements, representations or warranties, written or oral, between the parties regarding Software Programs and services are superseded by this Agreement. This Agreement may not be modified except by written document signed by an authorized representative of each party. In the event that any part of this Agreement is found to be unenforceable, the remainder shall continue in effect, to the extent consistent with the intent of the parties as of the Effective Date. The following documents are attached as Exhibits to and made a part of this
          Agreement:

                  Exhibit A         Software Programs and Fees
                  Exhibit B         Confidential Information Exchange Agreement
                  Exhibit C         Software Program Development and Delivery
                  Exhibit D         Temporary Software License Agreement
                  Exhibit E         Escrow Agreement
                  Exhibit F         Exclusivity Provisions
                  Exhibit G         Software Support Responsibilities

     17.2 Notice. All notices required or authorized under this Agreement shall be given in writing and shall refer to this Agreement by the Effective Date. All notices shall be effective upon delivery if delivered in person or upon mailing if mailed at a U.S. Post Office, first class

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          mail,  postage  prepaid,  addressed or delivered as follows or at such other address that either party provides by advance written notice to the other party.

          If to Company:                            If to E&S:
          Attn: President                           Attn:  General Manager
          Synthonics Technologies, Inc.             E&S Pixel Products Division
          31324 Via Colinas #106                    600 Komas Road
          Westlake Village, CA  91362               Salt Lake City, Utah  84108

          Phone: 818-707-6000                       Phone: 801-588-1000
          Fax:   818-707-6016                       Fax:   801-588-4551

     17.3 Informal Dispute Resolution. If any dispute arises from or relates to this Agreement, authorized representatives of Company and E&S shall meet no later than ten working days after receipt of notice by either party of request for dispute resolution and shall enter into good faith negotiations aimed at resolving the dispute. If the representatives are unable to resolve the dispute in a mutually satisfactory manner within the next five working days, the dispute shall be escalated to top management level and each party shall designate a top management executive to meet in an attempt to resolve the dispute for a period of 30 days prior to either party's instituting legal proceedings.

     17.4 Publicity. The specific provisions of this Agreement are confidential and may not be disclosed to any third party without the prior written consent of the other party. Neither party shall issue any news release or announcement concerning this Agreement without the prior written consent of the other party, which will not be unreasonably withheld. Failure by a party to respond to a request for approval of a press release or other public statement within ten business days after receipt of the proposed release and written request by such party's public relations department will constitute consent.

     17.5 Non-agency. Neither E&S nor Company are agents of the other party. This Agreement does not establish a joint venture, partnership or agency relationship. E&S and Company do not have any right or authority to create any obligation, representation or responsibility, express or implied on behalf of the other party in any manner whatsoever except as specifically set forth in this Agreement.

     17.6 Non-assignment. This Agreement is not assignable by either party without the prior written consent of the other, except, with respect to Company, to a successor to all or substantially all of the business by reason of merger, sale of assets or other form of acquisition which shall be subject to E&S' rights under Section 16.4, and with respect to E&S, to a successor to all or substantially all of the business or assets of E&S or the Pixel Products Division by reason of merger, sale of assets or other form of acquisition, merger or consolidation. This Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns, if any, of the parties.

     17.7 Headings and Provisions. The headings of the sections of this Agreement are for reference only and do not control the interpretation of any term or condition of this Agreement. No provision of this Agreement shall be considered waived and no breach excused by either party unless made in writing. No consent, waiver, or excuse by either party, express or implied, shall constitute a subsequent consent, waiver or excuse. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

     17.8 Controlling Law. This Agreement and all transactions under it shall be governed by the laws, excluding choice of law rules, of the State of Utah.

     17.9 Legal Expenses. In the event either party takes legal action to enforce any of the terms of this Agreement, the prevailing party shall be entitled to reimbursement for its expenses, including court costs and reasonable attorneys' fees at trial, on appeal or in connection with any petition for review.

     17.10Survival  of   Provisions.   The  following   sections  shall  survive
          termination of this Agreement for any reason: 3, 5.3, 6, 10, 14, and 17.

     17.11Counterparts.   This   Agreement  may  be  executed  in  one  or  more
          counterparts, each of which will be deemed an original, but all of which constitute but one and the same instrument.


COMPANY                                           E&S

By: /S/ F. Michael Budd                           By: /S/ Robert H. Aral
----------------------------------                ------------------------------
  (Authorized Representative)                       (Authorized Representative)

Name:  F. Michael Budd                            Name: Robert H. Aral
----------------------------------                ------------------------------
  (Print or Type)                                   (Print or Type)

Title: President and CEO                          Title: General Manager
                                                  Pixel Productions Division

Date: 1/27/99                                     Date: Janaury 27, 1999

                                    EXHIBIT A

                           SOFTWARE PROGRAMS AND FEES


During the term of this Agreement, E&S shall pay a fee to Company on each copy of Software Programs that is sublicensed pursuant to the terms below.

1.   Software Programs covered in this agreement.

          Synthonics Optical Architect

2. PROGRAM FEES. E&S will pay royalties to Company for licenses sold during each quarter of E&S model generation software which includes Software Programs. The amount paid to Company for each such E&S model generation original software license will be equal to the following percentages of the end-user sales price or international distributor buy price:

          Cumulative original licenses sold            % of sales price
          ----------------------------------           -----------------------
          1-250                                        8%
          251-500                                      7%
          501-1000                                     6%
          1001+                                        5%

          No fee shall be payable for demonstration or evaluation licenses.

3. SUPPORT FEES. E&S will pay support fees to Company each quarter for E&S model generation software which includes Software Programs. The amount paid to Company for each E&S model generation software license will be equal to 5% of the software support fees collected by E&S.

4. UPGRADE FEES. If upgrades are sold to E&S model generation software which includes Software Programs, the amount paid to Company will be equal to the same percentage as is currently being paid for original licenses of the end-user sales price or international distributor buy price. Upgrade sales are not counted as part of the cumulative original licenses described in
     Section 2 above.

5. EDUCATIONAL GIFTS. E&S may sublicense Software Programs to colleges and universities without a payment due to Company, if E&S does not receive payment for these licenses. Sales by E&S to colleges and universities will be covered by the provisions of this Exhibit A. Educational gifts and discounted sales are not counted as part of the cumulative original licenses described in Section 2 above.

6. ADDITIONAL USE BY E&S. E&S will pay royalties to Company for all licenses of Software Programs used internally by E&S to generate models for other E&S businesses and customers. The price will be equal to the average royalty amount E&S pays to Company for other licenses sold during that quarter. E&S may include Software Programs in its simulation and mission planning products and pay the same percentages of end-user sales price or international distributor price specified in Section 2 of this Exhibit A. Company will also not unreasonably withhold the right for E&S to include Software Programs in other E&S product offerings for other markets. The terms and pricing for this usage will be separately negotiated.

                                    EXHIBIT B

                   CONFIDENTIAL INFORMATION EXCHANGE AGREEMENT

The parties agree as follows:

1. Purpose. To assist in their performance pursuant to Section 3 of the underlying Agreement, Company and E&S enter into this agreement to establish a confidential relationship and to exchange confidential information which shall be protected by the receiving party from a disclosure or use that is not authorized by the disclosing party.

2. Designated Liaisons. The parties' designated liaisons for coordinating the receipt, disclosure or exchange of confidential information are:

         For E&S:  Robert Ard
         Located at:  600 Komas Drive, Salt Lake City, UT  84108

         For Company:  F. Michael Budd
         Located at:  31324 Via Colinas, #106, Westlake Village, CA  91362

3. Confidential Information Transmittal Forms. The confidential information being disclosed under this CIEA shall be described in Transmittal Forms or otherwise marked as described in this CIEA. The initial Transmittal Form shall be signed by authorized representatives of both parties and attached to this CIEA as Attachment 1. Subsequent disclosures of confidential information under this CIEA for the purpose identified above may be described in additional Transmittal Forms which shall be signed by the Designated Liaisons for E&S and Company. Transmittal Forms may also be used for written confirmation of confidential information initially disclosed in intangible form, as further described in Paragraph 4.

4. Marking of Confidential Information. Confidential information which is disclosed in written or other tangible form shall be marked by the disclosing party as "Confidential" or by any other appropriate legend. Information that is to be confidential information under this CIEA and which is disclosed in oral, visual or other intangible form (including electronic transfers), shall be identified as confidential at the time of disclosure and confirmed in writing (by use of a Transmittal Form or other writing) by the disclosing party to the receiving party within 30 days of disclosure. Such written confirmation may be transmitted to the receiving party via mail or facsimile. The receiving party shall maintain all notices and legends included on information identified as confidential as received from the disclosing party.

5. Use and Protection of Confidential Information. In all cases, the confidential information disclosed shall remain the sole property of the disclosing party. The receiving party shall not use confidential information for any purpose other than the purpose for which disclosed. The receiving party shall disclose confidential information to its employees on a need-to-know basis only. Each party represents that it protects its own confidential information from unauthorized use or disclosure. Each party shall protect confidential information received under this CIEA with the same degree of care, but no less than a reasonable degree of care, which it regularly employs to protect its own confidential information from unauthorized use or disclosure.

6. Exceptions to Obligations of Confidentiality. The obligations of confidentiality imposed by this CIEA shall not apply to any information which: (a) is rightfully received by the receiving party from a third party without accompanying markings or disclosure restrictions; (b) is independently developed by the receiving party without use of the confidential information; (c) is or becomes publicly available through no wrongful act of the receiving party; (d) is already known by the receiving party without an obligation of confidentiality; (e) is disclosed without identification and appropriate markings as further described in Paragraph 4; or (f) is approved for release in writing by an authorized representative of the disclosing party.

7. Disclosure of Confidential Information Pursuant to Judicial Order. Nothing in this CIEA shall restrict the right of a receiving party to disclose confidential information to the extent required by judicial order. A receiving party which is subject to a judicial order shall notify the disclosing party of such order in sufficient time to permit the disclosing party to respond to such order. All confidential markings shall be maintained on any confidential information which is disclosed pursuant to judicial order.

8. Independent Development. Each party understands that the other party may have already developed, or received from third parties, information or material similar to that received under this CIEA, or in the future may be internally developing, or receiving from third parties, information or material similar to that received under this CIEA. Provided that confidential information is not used in violation of this CIEA, nothing in this CIEA shall be construed as a representation or inference that either party has not or will not develop information, material, technology or products, for itself or for others, that is similar to information, material, or technology disclosed under this CIEA or that competes with products of the other party.

9. Network Access. To facilitate certain purposes for which this CIEA may be signed, E&S may allow Company access to E&S' business or engineering computer networks. Such access may be given on site at E&S or remotely via computer modem. To the extent such access is given to Company, Company agrees to protect such access, and all information, whether marked confidential or not, obtained via such access, in accordance with all terms of this CIEA. Company agrees to limit such network access to those employees of Company with a need-to-know. If Company obtains network access through the use of Company owned equipment, Company shall physically and electronically secure such equipment to prevent unauthorized use. Company acknowledges that E&S will monitor Company's network access and may terminate such access at any time.

10. Copying/Return/Destruction of Confidential Information. Copies of confidential information are limited to those reasonably necessary in connection with the use contemplated for such information. All confidential information and copies shall remain the property of the disclosing party and shall be destroyed or returned upon the request of the disclosing party.

11. Waiver/Non-Exclusive Remedies. The failure of either party to enforce any right under this CIEA shall not be deemed a waiver of any right. The rights and remedies of the parties under this CIEA are not exclusive and are in addition to any other rights and remedies provided in law or in equity. The invalidity in whole or in part of any term of this CIEA shall not affect the validity of any other term.

12. Entire Agreement/Amendment/Modification of CIEA. This CIEA constitutes the entire agreement between the parties with respect to the subject matter of this CIEA. No amendment or modification of this CIEA shall be valid or binding on the parties unless (a) approved in advance by the E&S Legal Department, (b) set forth in writing and (c) signed by an authorized representative of each party.

13. Termination. This CIEA shall continue in effect until terminated by either party upon 30 days prior written notice. The period of confidentiality described in Paragraph 15 below shall survive such termination.

14.  No  Licenses.   Neither  this  CIEA  nor  any  disclosure  of  confidential information under this CIEA grants the receiving party any license under any patent, copyright or trade secret.

15. Period of Confidentiality. Unless a different period of confidentiality is specified in a Transmittal Form, the period for which the receiving party shall be obligated to protect the confidentiality of information disclosed under this CIEA shall commence on the date the information is received by the receiving party and end three years thereafter.

16. Successors and Assigns/Nonassignment. This CIEA shall be binding upon each party's successors and assigns. Neither party may assign this CIEA to any third party without the prior written consent of an authorized representative of the other party.

17. Controlling Law. This CIEA shall be construed in accordance with the laws of the State of Utah, exclusive of the conflict of laws provisions.

18. Residuals. Notwithstanding any other provisions of this Agreement, both parties shall be free to use for any purpose the residuals resulting from access to or work with the confidential information provided by the other party. The term "residuals" means information in non-tangible form which may be retained in the unaided memories of the personnel who have had access to confidential information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant any license under a party's copyrights or patents.

                                  ATTACHMENT 1

                    CONFIDENTIAL INFORMATION TRANSMITTAL FORM
                                Disclosure Date:
                                   CIEA No.:

The parties identified below agree that the following confidential information shall be received, disclosed or exchanged in accordance with the terms of the Confidential Information Exchange Agreement (CIEA) identified above.

1. Describe confidential information disclosed. (Be specific. Include subject or product, any document title, drawing/document number, date, revision number, etc.) (Use additional sheets, if necessary.) (If a party is not disclosing information, indicate "none.")

          E&S' confidential information:

          ---------------------------------------------------------------------
          ---------------------------------------------------------------------
          ---------------------------------------------------------------------

          Company's confidential information:

          ---------------------------------------------------------------------
          ---------------------------------------------------------------------
          ---------------------------------------------------------------------

2. This Transmittal Form covers the above described confidential information to be received, disclosed or exchanged on or after the Disclosure Date.

3. The parties agree that unless the blank set forth below is filled in, the period of confidentiality for the above described confidential information shall be three years from the date of receipt by the receiving party.

     The terms of the CIEA notwithstanding, the period of confidentiality for the above described confidential information shall be ___ months/years. (Not less than two years or more than five years.)

4.   All other terms and conditions of the CIEA remain the same.

COMPANY                                           E&S
Address                                           600 Komas Drive
Address                                           Salt Lake City, Utah  84108

By:                                               By:
(Designated Liaison)                              (Designated Liaison)

(Name)                                            (Name)

(Date)                                            (Date)

                                    EXHIBIT C

                    SOFTWARE PROGRAM DEVELOPMENT AND DELIVERY


1.   SOFTWARE PROGRAM DEVELOPMENT.

     1.1 Delivery and Acceptance. Company and E&S shall mutually review and agree upon the requirements in the document "Software Specification - Existing Building Modeler", dated January 6, 1999 for the initial delivery of Software Programs. Company shall develop and deliver alpha, beta and final (releasable) versions of the Software Programs in accordance with the schedule provided in the Agreement, the Software Specification documents or as otherwise agreed. The parties may by mutual agreement modify the requirements and schedule for the Software Programs. E&S will accept incremental delivery of Software Programs by Company to E&S when the requirements for each delivery have been met to the satisfaction of E&S.

     1.2 Quality Assurance. Company and E&S shall mutually review and agree upon the standard quality assurance procedures, as specified in the document "Quality Assurance Specification - Existing Building Modeler", dated January 6, 1999, that will be employed by Company. Such procedures shall be satisfactorily completed prior to shipment by Company of each release of any Software Program to E&S or Customers. Company shall provide E&S with results evidencing quality assurance to E&S' satisfaction. These procedures shall be subject to modification as required from time to time to address any failures not identified by the current procedure. E&S shall have the right to participate in the Company quality assurance process and provide input for increasing product quality. E&S shall require Company to provide beta versions of new releases for quality assurance and compatibility testing. E&S may inform Company of problems in Software Programs and Company shall correct such problems pursuant to Section 11 of the Agreement and Exhibit G.

     1.3 Release Schedules. Company shall support each current release and the prior release of all Software Programs. Software Programs shall be updated for each E&S software release. Company shall use its best efforts to synchronize with E&S' release cycles and milestones.

     1.4 Compatibility. Company shall retain the right to develop, improve and maintain Software Programs; provided, however, that Company shall not make changes in the appearance or functionality of Software Programs which result in incompatibility of Software Programs with E&S software or loss of functionality used by E&S and E&S customers. Company and E&S acknowledge that maintaining full software compatibility between Software Programs and E&S software is important to the ability of E&S to satisfy Customers and to meet its obligations under this Agreement. Company shall ensure the compatibility of Software Programs with E&S software and Company shall cooperate to ensure the continuing support and control of such compatibility.

     1.5 Source Code Tree. If Company intends to maintain more than one source code tree for all Software Programs for all Distribution Channels, Company shall maintain and support the source code tree for E&S at a level equal to or greater than any other source code tree maintained or supported by Company. Company shall inform E&S of product plans in a timely manner.

     1.6 Competitiveness. Company will use its best efforts to ensure that Software Programs remain competitive in the marketplace.

     1.7 Enhancements. Company will work with E&S to understand and prioritize enhancement requests made by E&S and E&S customers. Company will use its best efforts to make enhancements to Software Programs which are mutually agreed to be high priority on a timely basis.

2. OPERATING SYSTEM. Software Programs shall initially run under Microsoft Windows NT 4.0, Service Pack 3.0. Company shall insure Software Programs run on all new releases of the Windows NT operating systems within three months after the release becomes available.

3.   DELIVERY.

     3.1 Release Updates. Company will use its best efforts to delivery to E&S code release updates as follows:

          (a) the beta, pre-production, versions of Software Programs no later than four weeks before the scheduled beta release by E&S of products which include integrated or bundled Software Programs;

          (b) the production release of Software Programs no later than four weeks before the production release by E&S of products, which include integrated or bundled Software Programs; and

          (c) access to advance information and to all significant product improvements in the Software Programs no later than other sales channels and OEM's of Company.

     3.2 Compliance. Company's failure to comply with Section 3.1 of this Exhibit shall be deemed a nonmaterial breach of this Agreement and E&S may withhold any payment due until Company has complied.

     3.3 Master Copies. Within 5 days after the Effective Date, Company shall deliver reproducible master copies of all Software Programs including software in object code form and documentation in the form identified below to E&S. Software Programs shall be shipped F.O.B. Company facilities to E&S' designated facility. E&S shall be responsible for all freight, duty, export or import licensing and insurance charges.

     3.4 Copies of Documentation. Company shall provide to E&S at no charge two copies of any existing documentation including user's manuals and training manuals in laser-printed form and one copy of each manual in machine-readable format for each type of Software Program for reproduction. As Software Programs are modified and the documentation is updated Company shall provide E&S with updates to documentation in laser-printed form and in machine-readable format for reproduction.

                                    EXHIBIT D

                      TEMPORARY SOFTWARE LICENSE AGREEMENT


This Temporary Software License Agreement is designated Exhibit D to the Software Remarketing Agreement dated January 22, 1999 (Underlying Agreement) between E&S Corporation, with its principal place of business at 600 Komas Drive, Salt Lake City, Utah 84108 (E&S) and Company, with its principal place of business at 31324 Via Colinas #106, Westlake Village, CA 91362 (Company).

E&S and Company agree as follows:

1. TEMPORARY LICENSE. E&S will temporarily license to Company certain software and documentation which is described in Attachment A (Software). E&S grants to Company, for the term specified in Attachment A, a nontransferable, nonexclusive license to use Software only on the equipment listed in Attachment A, in machine-readable form only, solely for the purposes described in the Underlying Agreement. Company agrees that all Software is the sole property of E&S or its licensors. Company shall not mortgage, pledge or encumber Software in any way.

2. COPIES AND LOCATION. Company may not make copies, in whole or in part, of any Software or other material temporarily licensed by E&S. Company shall keep Software at the ship-to address described in Attachment A. Company shall not move Software without the prior written consent of E&S.

3.   PROTECTION   AND  SECURITY  OF  SOFTWARE.   Software  is  trade  secret  or
     confidential information of E&S. Company:

     (a) shall not make Software available in any form or disclose or permit disclosure of Software, including any portion thereof, or the methods or concepts utilized therein, to anyone except employees of Company whose job performance requires such access;

     (b) shall take appropriate action to protect the confidentiality of Software and to ensure that any person permitted access to Software does not provide or disclose it to others;

     (c)  shall   not    reverse-assemble,    reverse-compile,    or   otherwise
          reverse-engineer Software, in whole or in part;

     (d) shall not remove or obscure any notice or legend included in Software or affixed to Software's medium or medium container; and

     (e)  shall,  before  recycling,   discarding  or  disposing  of  any  media
          containing Software or any portion thereof, erase or otherwise destroy such Software.

     The   provisions  of  this  Section  3  shall  survive  the  expiration  or termination of this agreement.

4. EXPIRATION OR TERMINATION OF AGREEMENT. This Agreement shall expire or terminate on the date specified in Attachment A. Company shall promptly destroy or return Software to E&S and furnish to E&S a certificate signed by an officer of Company stating that Software has been destroyed or returned to E&S.

5. DISCLAIMER OF WARRANTY. SOFTWARE IS PROVIDED "AS IS" AND WITHOUT WARRANTY. EXCEPT AS PROVIDED IN THE UNDERLYING AGREEMENT, E&S SHALL HAVE NO
     OBLIGATION TO SUPPORT OR OTHERWISE MAINTAIN SOFTWARE. E&S MAKES NO WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO SOFTWARE INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. LIMITATION OF LIABILITY. E&S SHALL NOT BE LIABLE FOR ANY PROPERTY DAMAGE, PERSONAL INJURY, LOSS OF PROFITS, INTERRUPTION OF BUSINESS, OR FOR ANY OTHER SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

                                  Attachment A
                                     to the
                      TEMPORARY SOFTWARE LICENSE AGREEMENT
                           Term: ________ to ________

Qty       Part Number         Description         Platform             Host ID#
-------------------------------------------------------------------------------











COMPANY                                           E&S
By:                                               By:
-------------------------------------             -----------------------------
  (Authorized Representative)                     (Authorized Representative)

Name:                                             Name:
  (Print or Type)                                   (Print or Type)
Title:                                            Title:
Date:                                             Date:

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                                    EXHIBIT E

                                ESCROW AGREEMENT

Effective January 22, 1999, this Escrow Agreement is entered into by E&S, with its principal place of business at 600 Komas Drive, Salt Lake City, Utah 84108 (E&S) and Company, with its principal place of business at 31324 Via Colinas #106, Westlake Village, CA 91362 (Company), and U.S. Bank National Association (Escrow Agent) whose address is 15 West South Temple, Suite 200, Salt Lake City, Utah 84101.

                                    RECITALS

Company has agreed to provide E&S with software programs in object code form, and related documentation (Software Programs) pursuant to the certain Software Remarketing Agreement dated January 22, 1999 between E&S and Company (Underlying Agreement). Except as otherwise indicated, all capitalized terms in this Agreement have the same meaning as defined in the Underlying Agreement. Pursuant to the terms of the Underlying Agreement, Company has also agreed to provide support services for Software Programs (Support Services). E&S relies upon the continuing availability of Software Programs and Support Services to E&S in performing its obligations under the Underlying Agreement.

This Escrow Agreement provides assurance to E&S of the ability to access source code for Software Programs (Source Code) upon the occurrence of the events described in this Escrow Agreement.

                                    AGREEMENT

E&S, Company and Escrow Agent agree as follows:

1.   DEPOSIT OF SOURCE CODE.

     1.1 Date of Deposit. Prior to or concurrently with the delivery of the initial copy of any Software Programs to be provided under the Underlying Agreement, Company shall deposit and Escrow Agent shall accept, for storage purposes only, the buildable Source Code of each Software Program. Deposit shall be made at 15 West South Temple, Suite 200, Salt Lake City, Utah 84101.

     1.2 Source Code, Updates and Enhancements. Source Code shall include copies of all current source code lines, comment lines, write ups, flow charts, structure diagrams, and debugging tools along with any other related materials necessary to allow a reasonably skilled E&S programmer to maintain, build and update the object code versions of Software Programs without the help of any other person or reference to any other material. Source Code and all updates shall consist of, at a minimum, the following:

          (a) one copy of each Software Program in a language and form readable and understandable by a human and encoded on a magnetic medium capable of generating a copy on printed paper;

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
          (b)  one  copy  of  all  related  documentation   including,   without
               limitation, programmer's guides and manuals;

          (c)  a  description  of  the  commercially   available  programs  that
               generate Software Programs from the respective Source Code images;

          (d) one copy of each script that generates a successful build of Software Programs from the respective Source Code images;

          (e) any other programs not commercially available that are required to generate Software Programs from the respective Source Code images;

          (f) for each Software Program, a copy of a transcript of a successful object code build from the Source Code; and

          (g) proprietary licensing software or buildable software without licensing protection.

     1.3 List of Source Code. A list of Source Code currently on deposit with Escrow Agent will be attached as Attachment 1 to this Escrow Agreement upon deposit of the Source Code. This list will be supplemented and updated by Company and Company shall provide E&S and Escrow Agent with copies of new lists with each future deposit of Source Code. For each deposit, Escrow Agent will issue receipts to Company and E&S.

     1.4 Updates. During the term of this Escrow Agreement, Company shall keep the Source Code in escrow current by depositing the Source Code of any release or update or revision of a Software Program that is provided or to be provided under the Underlying Agreement prior to the delivery of the initial copy of any such release, update or revision. Such periodic deposits shall contain each and every bug fix, update, correction, program option, enhancement or revision of the Software Programs provided or to be provided under the Underlying Agreement. With each periodic deposit an officer of Company shall certify in a notarized written document, subject to the penalty of perjury, that the Source Code deposited conforms to the requirements of this Escrow Agreement.

     1.5 Verification. At the site of the deposit and at its own cost, E&S may appoint a mutually agreeable third party to inspect, test and review, but not copy, the original and every subsequent deposit of the Source Code in escrow at the time of the deposit and at other reasonable times to verify that the deposited materials are the basis for the Software Programs.

2. TITLE TO MEDIA AND SOURCE CODE. Subject to the terms of this Escrow Agreement, title to the media upon which the Source Code is written or stored is and shall be irrevocably vested in E&S when Source Code is deposited with and retained by the Escrow Agent. Notwithstanding the foregoing, Company will retain ownership of all intellectual property contained on the media, including all copyright, trade secret, patent or other intellectual property rights subsisting in such Source Code.

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
3. RELEASE OF SOURCE CODE TO E&S. The copy of the Source Code on deposit in escrow pursuant to this Escrow Agreement shall be released to E&S only in accordance with the terms of this Escrow Agreement.

     3.1  Automatic Release Events.

          (a) Bankruptcy. If Company is under any proceeding under the United States Bankruptcy Code (the "Code") and the trustee in bankruptcy of Company, or Company, as a debtor in possession, rightfully elects to reject the Underlying Agreement or this Escrow Agreement, E&S shall so notify the Escrow Agent in writing, providing evidence of the filing and such rejection, and Escrow Agent shall promptly release the Source Code to E&S.

          (b) Sale or Acquisition of Company by a competitor to E&S. If E&S elects to terminate the Underlying Agreement pursuant to Section
               16.4 of the Underlying Agreement, E&S shall have the option to purchase a fully-paid, perpetual, irrevocable license to the Source Code for continued use as defined in this Agreement. The amount paid by E&S to Company for this license will not exceed the greater of three times the royalties paid by E&S to Company in the past 12 months or $2,500,000. If E&S elects to exercise this option, E&S shall notify the Escrow Agent in writing and, upon receipt of such notice, the Escrow Agent shall promptly release the Source Code to E&S.

     3.2  Failure  to Meet  Obligations.  If E&S  concludes  in good  faith that
          Company or Company's successor in interest has failed or is substantially unable to provide Software Programs or support services as required by the Underlying Agreement for any reason, including insolvency of Company as defined in Article 1-201(23) of the Uniform Commercial Code, E&S shall so notify Company in writing (Deficiency Notice), specifying in reasonable detail the basis for E&S' good faith conclusion that Company has failed to or is unable to provide Software Programs or support services. E&S shall serve a copy of the Deficiency Notice simultaneously upon the Escrow Agent.

          (a) For a period of 30 days after service of the Deficiency Notice (Cure Period), Company shall have the right to cure the alleged deficiencies and shall correspond with and deal directly with E&S as directed in the Deficiency Notice.

          (b) If, at the end of the Cure Period, E&S believes in good faith that the alleged deficiency with respect to the Software Programs or support services has not been cured, E&S shall notify Company and the Escrow Agent in writing, specifying in reasonable detail the deficiency and make a formal demand that the Escrow Agent release the Source Code to E&S (Demand Notice). Upon receipt of the Demand Notice, the Escrow Agent shall promptly release the Source Code to E&S.

     3.3 Improper Request for Release. If Company disagrees with the Demand Notice or believes that any request by E&S for release of Source Code

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
          pursuant to this section is improper, Company shall have the right to pursue any remedy available to it at law, subject to Section 5; provided, however, that Company shall not have the right to prevent Escrow Agent's release of the Source Code to E&S as provided by this section.

4. IRREPARABLE HARM. Company and E&S acknowledge and agree that E&S will suffer irreparable harm in the event release of the Source Code to E&S is wrongfully delayed by Company, and that E&S may obtain injunctive relief to prevent Company from taking any action that may delay the release unjustifiably. Exercise of any remedy provided Company in this Escrow Agreement shall not be considered an unjustifiable objection to release of Source Code.

5. DISPUTES. In the event of any dispute involving the release of the Source Code under Section 3.2, authorized representatives of Company and E&S shall meet pursuant to Section 17.3 of the Underlying Agreement.

6. LICENSE OF SOURCE CODE. If the Source Code is delivered out of escrow to E&S pursuant to Section 3, E&S shall be licensed by Company, and Company does so grant E&S a fully-paid, perpetual, irrevocable license to the Source Code with a right to sublicense Software Programs to third parties, subject to the conditions of this Escrow Agreement and the Underlying Agreement and only to pursue business in the initial target market defined in Exhibit F, without payment of any further license fees from E&S to Company. The license entitles E&S to grant sublicenses of Software Programs to third parties and to use, copy, modify, maintain and update the Source Code in all such respects as may be necessary for E&S to maintain and update Software Programs.

7. TECHNOLOGY TRANSFER. If the Source Code is delivered out of escrow to E&S pursuant to Section 3, Company will facilitate the transfer of technology to E&S by providing no-cost access to engineers who are thoroughly knowledgeable with the Source Code for a period of up to 2 months. If Company is in Bankruptcy, E&S will pay the actual costs for Company engineers to transfer the technology.

8. CONFIDENTIALITY AND USE OF SOURCE CODE. Upon release of the Source Code to E&S pursuant to this Escrow Agreement, E&S shall preserve the Source Code in confidence in accordance with the same degree of care practiced by it to safeguard its proprietary source code against unauthorized use and disclosure, and shall use the Source Code only as authorized under this Escrow Agreement and the Underlying Agreement. These obligations do not apply to the Source Code to the extent that such materials:

     (a) are rightfully received by E&S from a third party who has a right to disclose such materials;

     (b)  are independently developed by E&S without use of the Source Code;

     (c)  are or become publicly available through no wrongful act of E&S;

     (d) are already known by E&S prior to the date of release of the Source Code to E&S;

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
     (e) are disclosed to a third party by Company without restrictions on use or disclosure, or

     (f) are approved for release in writing by an authorized representative of Company.

     This section shall survive the termination of this Escrow Agreement for a period of five years.

9.   ESCROW AGENT FEES AND RESPONSIBILITIES.

     9.1 Fees. E&S shall pay to Escrow Agent, in advance, fees at the standard rate prescribed from time to time by Escrow Agent for performance of services under this Escrow Agreement.

     9.2 No Duty to Inquire. Escrow Agent shall not be required to inquire into the truth of any statements or representations contained in any notices, certificates or other documents required or otherwise provided hereunder, and shall be entitled to assume that the signatures on such documents are genuine, that the persons signing on behalf of any party thereto are duly authorized to execute the same, and that all actions necessary to render any such documents binding on the party purportedly executing the same have been duly undertaken.

     9.3 Right to Require Additional Documents. Without in any way limiting the other terms of this Amendment, Escrow Agent may in its discretion require from Company or E&S additional documents which it deems to be necessary or desirable in the course of performing its obligations under this Escrow Agreement.

     9.4 No Liability. Both Company and E&S release Escrow Agent from and against any and all liability to them for losses, damages, and expenses, including attorneys' fee, that may be incurred by them on account of Escrow Agent's compliance in good faith with the terms of this Escrow Agreement.

10. NOTICES. Notices, demands and other communications under this Escrow Agreement shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, to the intended recipient at the address set forth below, or to such other address as such recipient shall have designated by notice to the sending party. Notices shall be deemed to have been given and received when signed for on the return receipt.

     If to Company:                               If to E&S:
     Attn:  President                             General Manager
     Company  Synthonics Technologies, Inc.       E&S Pixel Products Division
     31324 Via Colinas #106                       600 Komas Drive
     Westlake Village, CA  91362                  Salt Lake City, Utah  84108
     Telephone:  (818)707-6000                    Telephone:  (801) 588-1000
     FAX:  (818)707-6016                          FAX:  (801) 588-4551

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
     If to Escrow Agent:
     Attn:  Escrow Officer - Kim Galbraith
     15 West South Temple, Suite 200
     Salt Lake City, Utah  84101
     Telephone: (801) 534-6083
     FAX: (801) 534-6208

11. TERMINATION. On the effective termination date of the Underlying Agreement, this Escrow Agreement will also be terminated. Otherwise this Escrow Agreement may not be terminated or modified except in writing signed by Escrow Agent, Company and E&S. Upon termination of this Escrow Agreement Escrow Agent shall return Source Code to Company and title to the actual copies of Source Code deposited shall revert to Company upon delivery. The foregoing shall not apply to rejection of the Underlying Agreement in a bankruptcy proceeding as contemplated in Section 3.1(a) hereof, nor shall it affect rights acquired by E&S pursuant to Section 6 hereof prior to such termination.

IN WITNESS WHEREOF, the parties have caused this Escrow Agreement by their duly authorized representatives as of the date or dates set forth below.

COMPANY                                      E&S
By:  /S/ F. Michael Budd                     By: Robert H. Aral
-----------------------------------          ----------------------------------
 (Authorized Representative)                 (Authorized Representative)

Name: F. Michael Budd                        Name: F. Michael Budd
-----------------------------------          ----------------------------------
 (Print or Type)                              (Print or Type)

Title: President & CEO                       Title: General Manager of
                                             Pixel Productions Division

Date: 1/27/99                                Date: Janaury 27, 1999


U.S. BANK NATIONAL ASSOCIATION
By: /S/ Kim R. Galbraith
-----------------------------------
 (Authorized Representative)

Name: Kim Galdraith
-----------------------------------
  (Print or Type)

Title: Vice President

Date: 1/27/99

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
                                  ATTACHMENT 1

                          LIST OF SOURCE CODE DEPOSITED

                                    EXHIBIT F

                             EXCLUSIVITY PROVISIONS

Company will not embed or bundle its Software Programs to any other company for the purpose of 3D Visualization in the initial target market of E&S until after 12/31/2000, so long as cumulative E&S license royalty payments to Company equal or exceed the following:


          Date                Cumulative Licenses
          --------------      ------------------------
          12/31/1999          150
          3/31/2000           300
          6/30/2000           500
          9/30/2000           1000


     The  initial  target  market of E&S is  defined  as  planners,  developers, architects, and engineering firms performing these functions. 3D Visualization is defined as photo-realistic, interactive investigation and presentation of the visual impacts of proposed and planned changes in urban and suburban environments. Reverse engineering and measurement extraction applications are not included in the definition of 3D visualization.

     If any of the above royalty payment milestones are not achieved by E&S, Company will be free to market their 3D model creation technology directly to other companies that supply to the initial target market.

     Company will not disclose to other company that E&S is pursuing the initial target market with a 3D Visualization product, until product is announced by E&S, without the prior consent from E&S. Company will maintain the confidentiality of E&S product plans.



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
                                    EXHIBIT G

                        SOFTWARE SUPPORT Responsibilities


Technical support for Support Customers using Software Programs will be provided by E&S and Company as described below.

1.   DEFINITIONS. The following definitions shall apply to this Exhibit.

     1.1 "Backup Support" means the party responsible for all Error Corrections, New Versions and product enhancements. The Backup Support party is responsible for providing software and documentation New Version masters to the other party for that party's distribution to its Support Customers.

     1.2 "Documentation Updates" means Error Corrections, updates, and changes to documentation which keep it current with the Software Programs and specifications. Company will provide core documentation and Documentation Updates to E&S. E&S may customize documentation to meet E&S requirements.

     1.3 "Error Correction" means the development of a Workaround, Fix or New Version of Software Programs which brings the product back into specification or allows the Software Programs to be reasonably convenient to use within the Support Customer's environment.

     1.4 "First Line Support," means responding to the initial request for support, determining the product being used, and as appropriate, routing the issue to the Primary Support provider for resolution.

     1.5 "Fix" means a change required in the Software Programs to make the product perform in accordance with specifications or to correct a Product Deficiency. A Fix may be provided by telephone, facsimile, or software patch.

     1.6 "New Version" means a new version of Software Programs or portions of Software Programs and related documentation, which is distributed to Support Customers and is intended to provide Fixes, Error Corrections, new features, performance enhancements, and increased reliability, performance, or capacity.

     1.7 "Primary Support," means taking responsibility for the customer issue, communicating regular status updates, using reasonable efforts to determine the cause of the problem, or reproducing the problem, if possible, and working directly with Support Customers on a Product Report if required to resolve the problem. In addition, the Primary Support provider will:

          (a)  explain product usage; or

          (b) identify product problems and resolve or provide Workarounds or Fixes; or

          (c) ensure that the resolution of the Product Report or enhancement request is satisfactory to the customer;

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          (d)  track  and close  all  issues  with  Support  Customers;  and

          (e)  provide all New Versions to Support Customers.

     1.8 "Product Deficiency" means a problem reported by Support Customers or E&S where the behavior of the Software Programs is not as predicted by the Software Programs functional specification or documentation, but which significantly impact product usage. Product Deficiencies may include bugs, non-compliance with standards, or problems which make the software inconsistent or inconvenient to use, performance significantly less than competitors, or capacity significantly less than competitors.

     1.9 "Product Report" means the form of documentation describing a request for Error Correction.

     1.10 "Support Services Sales" means selling support services to Support Customers, including accepting a purchase order and paying support fees to the other party as applicable.

     1.11 "Workaround" means an alternative method to use Software Programs to avoid Product Deficiencies. Workarounds provided to Support Customers and E&S will include a description of the symptoms of the problem fixed.

2. Support responsibility matrix. Support related activities for Software Programs will be provided by the parties as follows:

          Support Activity                   Party
          Support Services Sales             E&S
          Error Correction                   Company
          Documentation Updates              Company
          First Line Support                 E&S
          Primary Support                    E&S
          Backup Support                     Company

3. E&S' RESPONSIBILITIES. First Line and Primary Support for Support Customers will be provided by E&S. E&S Support Engineers will attempt to diagnose all incoming Product Reports, provide Fixes or Workarounds and refer problems which require additional engineering of Software Programs to Company via phone or email for resolution. E&S shall use reasonable efforts to ensure that questions regarding training and use of Software Programs are not directed to the Company technical support telephone line.

4. COMPANY'S RESPONSIBILITIES. Company shall provide Backup Support to E&S. Such support shall include, without limitation, diagnostics, troubleshooting, operation and service recommendations and answers to general technical inquiries. The Company North American technical support telephone number is (___) ___-______. The support line shall be available between 8:00 am and 5:00 pm Pacific Time excluding weekends and holidays. International technical support shall be available as agreed by the parties. In addition:

     4.1 Notification of Product Deficiencies. Company shall acknowledge receipt of notification of Product Deficiencies by E&S, within four working hours of such notice. It may be necessary for E&S Support Engineers to send problem descriptions, test cases, or problem files to Company for final diagnosis and resolution. Company may request E&S to submit a written Product Report documenting a Product Deficiency. Company shall have the capability to receive files electronically via email and FTP from E&S.

     4.2 Test Cases. Any test case provided by E&S on behalf of a Support Customer shall be disclosed to Company pursuant to the terms of the CIEA attached as an exhibit to this Agreement.

     4.3 Product Deficiency, Workarounds. Company shall report all known Product Deficiencies and provide their Workarounds to E&S Customer Support in written or electronic form as soon as such Workarounds are available.

     4.4 New Versions. Company shall provide New Versions of Software Programs to E&S as soon as such versions are available. Each New Version of the Software Programs shall be provided on mutually agreed to media and shall include release notes, a listing of all Product Deficiencies and Product Reports fixed, a listing of all open Product Deficiencies and Product Reports, and a listing of all enhancements included in the New Version.

     4.5 Correction of Errors. Company will use best efforts to design, code and implement programming changes and modifications to correct reproducible errors in order to bring the software into conformance with the specifications and performance standards.

     4.6 Priority. The priority of an error will determine the response time requirements. Company shall use its reasonable best efforts to correct all bugs or Product Deficiencies in accordance with the resolution times described below:

          (a) Critical. Within two business days of notification by E&S and receipt of file, Company will:

               (i)  provide a Workaround or Fix; or

               (ii) if the Fix  cannot be  provided  within two  business  days, propose a date, subject to E&S' approval, when a Fix will be provided; and in any event,

               (iii)provide a Fix to the  Support  Customer  within 30  calendar days; and

               (iv) fix  the  Product  Deficiency  in  the  next  available  New
                    Version.

          (b) High. Within 14 calendar days of notification by E&S and receipt of file, Company will:

               (i)  communicate   the   commitment   to  a  Workaround   or  Fix
                    availability within 14 calendar days of notification, and

               (ii) deliver  the Fix in the next  available  New  Version to the
                    Support Customer within 60 calendar days; or

               (iii)provide a Workaround  or Fix within 60 calendar days and fix the Product Deficiency in the next available New Version.

          (c)  Medium.  Within four weeks of  notification by E&S and receipt of
               file,   Company  will:

               (i) communicate the commitment to a Workaround or Fix and New Version availability; and

               (ii) deliver to such commitment.

          (d) Low. Within six weeks of notification by E&S and receipt of file, Company will:

               (i) communicate the commitment to a Workaround or Fix and New Version availability; and

               (ii) deliver to such commitment.

     4.7 Problem Priority. For purposes of this Exhibit, the priority level which indicates the impact of the problem on the Support Customer is defined below:

          (a) Critical. The problem prevents use of Software Programs where use of Software Programs is on Support Customer's critical path, no Workaround exists for the problem, and use is mission critical to the customer.

          (b) High. The problem prevents use of Software Programs where use of Software Programs will soon be on Support Customer's critical path and no Workaround exists for the problem. If this problem is not corrected in a timely fashion, it may become "critical".

          (c) Medium. The problem impairs use of Software Programs where use of Software Programs is on Support Customer's critical path, and a Workaround exists; the Workaround process is tedious (impacts productivity); or the problem prevents use of Software Programs not on Support Customer's critical path, and no Workaround exists. In either case, there is a significant impact on productivity and the problem is seen by the Support Customer as a major inconvenience. Or, a high volume of Support Customers is affected. Or it is a chronic problem.

          (d) Low. The problem impacts productivity and is seen by the Support Customer as a minor inconvenience and an acceptable Workaround exists for the problem. Other descriptors may include: nuisance; easily worked around; annoyance; trivial; or the likelihood of running into it elsewhere is very low and it is not a severe problem.

     4.8 Failure to Comply. If Company does not comply with this section 4 within a reasonable time, E&S shall give Company written notice of such failure pursuant to this Agreement. In addition to its other rights under this Agreement, E&S shall have the right to suspend support payments to Company.

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